                                  EXHIBIT 99.8

      [GRAPHIC                                                    [GRAPHIC
       OMITTED]                                                    OMITTED]
      Equity One                                                     FBR(R)
=======================
a Popular, Inc. Company

                                EQUITY ONE 2004-4

Class AF2
Balance                $55,900,000.00
Coupon                 Libor + 0.20%
Settle                 9/29/2004

                                                               PRICE/YIELD TABLE
Price
                            Yield            Yield           Yield          Yield           Yield          Yield
100.0000                    1.948            1.948           1.948          1.948           1.948          1.948

WAL                          2.60             1.45            1.00           0.76           0.61            0.51
Mod Durn                     2.52             1.42            0.99           0.76           0.61            0.51
Principal Window            1 - 71           1 - 39          1 - 26         1 - 20         1 - 16          1 - 13

ASSUMPTIONS
LIBOR_1MO                    1.74             1.74            1.74           1.74            1.74           1.74
LIBOR_6MO                   2.085            2.085           2.085          2.085           2.085          2.085
Prepay                      5 CPR            10 CPR          15 CPR         20 CPR         25 CPR          30 CPR
Default                     0 CDR            0 CDR           0 CDR          0 CDR           0 CDR          0 CDR
Optional Redemption        Call (Y)         Call (Y)        Call (Y)       Call (Y)       Call (Y)        Call (Y)

DISCLAIMER

This Structural Term Sheet, Collateral Term Sheet, or Computational Materials,
as appropriate (the "material"), was prepared solely by Friedman, Billings,
Ramsey & Co., Inc. ("FBR"), is privileged and confidential, is intended for use by the addressee only, and may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information. This information is furnished to you solely by FBR and not by the Issuer of the securities or any of its affiliates. FBR is acting as Underwriter and not acting as Agent for the Issuer or its affiliates in connection with the proposed transaction. This material is provided for information purposes that a prospective investor may require to make a full analysis of the transaction. All information contained herein is preliminary and it is anticipated that such information will change.

The information contained herein supersedes information contained in any prior material for this transaction. In addition, the information contained herein will be superseded by information contained in the Prospectus and Prospectus
Supplement for this transaction and in any other material subsequently circulated and filed with the Securities and Exchange Commission. An offering may be made only through the delivery of the Prospectus and Prospectus
Supplement.